Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-54347) of Thermo Electron Corporation of our report dated June 16, 2006 relating to the financial statements of Thermo Electron Corporation Choice Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 19, 2006